UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-041486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive, Sunnyvale CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2015, Proofpoint, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

The matters described below were voted on at the Annual Meeting and the numbers of votes cast with respect to each matter and with respect to the election of directors were as indicated:

(1)  Holders of the Company’s common stock voted to elect three Class III directors, each to serve for a three-year term expiring at the 2018 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld	Broker Non-Votes
Anthony Bettencourt	32,970,114	745,864	2,871,269
Dana Evan	29,311,770	4,404,208	2,871,269
Gary Steele	33,081,700	634,278	2,871,269

(2)  Holders of the Company’s common stock voted to ratify the appointment of PricewaterhouseCoopers LLP as its principal independent registered public accounting firm for the fiscal year ending December 31, 2015 as follows:

Shares voted in favor:	36,495,505
Shares voted against:	43,877
Shares abstaining:	47,865

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: June 12, 2015	By:	/s/ Paul Auvil
Paul Auvil Chief Financial Officer

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